Exhibit 10.1 SAIC EXECUTIVE SEVERANCE, CHANGE IN CONTROL AND RETIREMENT POLICY As of January 1, 2027 (the “Effective Date”) Section 1. Introduction. (a) The purpose of this Executive Severance, Change in Control and Retirement Policy (the “Policy”) is to specify the compensation and benefits payable in connection with certain termination events for Eligible Officers of Science Applications International Corporation (“SAIC”) and any of its subsidiaries (the “Company”) who incur a separation from the Company as a result of an involuntary termination (a Non-Change in Control Termination as defined below), a Change in Control Termination (as defined below) or a Retirement (as defined below). An “Eligible Officer” means all Section 16 Officers of the Company, and any additional officers who have been expressly designated in writing by the Human Resources and Compensation Committee (the “Committee”) as eligible to participate in this Policy. Section 2. Amendment Or Termination of the Policy. The term of this Policy (the “Term”) will commence on the Effective Date, and will continue in effect until December 31, 2027; provided that on December 31, 2027 and each anniversary of such date thereafter, the Term shall automatically be extended for one additional year unless, not later than, December 15 of then-current Term, the Company shall have given the Eligible Officers notice either of amendments to this Policy or of the termination of the Policy or shall have given any individual Eligible Officer notice that they are no longer eligible for the Policy, in any case to be effective at the end of the then-current Term; provided that in the event a Change in Control occurs during the Term, (i) the Term will be extended to a date that is no earlier than 21 months after the occurrence of such Change in Control and (ii) no amendment to the Policy that would be adverse to the Eligible Officers shall become effective. Section 3. Definitions. For purposes of this Policy: (i) “Base Salary Amount” means (a) for purposes of a Non-Change in Control Termination, the Eligible Officer’s annual base salary at the rate in effect on the Termination Date, or (b) for purposes of a Change in Control Termination, the greater of the Eligible Officer’s annual base salary (A) at the rate in effect on the Termination Date, or (B) at the highest rate in effect at any time during the 90 day period prior to the Change in Control. Base Salary Amount will also include all amounts of the Eligible Officer’s base salary that are deferred under any qualified or non-qualified employee benefit plan of the Company or any other agreement. (ii) “Bonus Amount” means the annual target bonus established and payable to the Eligible Officer pursuant to any annual bonus or incentive plan maintained by the Company during the fiscal year in which the Termination Date occurs. The Bonus Amount includes only the short-term incentive portion of the annual bonus and does not include restricted stock awards, options or other long-term incentive compensation awarded to the Eligible Officer. (iii) “Cause” for the termination of the Eligible Officer’s employment with the Company will be deemed to exist if (a) the Eligible Officer has been convicted of, or entered a plea of no contest to, committing an act of fraud, embezzlement, theft or other act constituting a

2 felony (other than traffic related offenses or as a result of vicarious liability), or (b) the Eligible Officer willfully engages in illegal conduct or gross misconduct that is significantly injurious to the Company, however, no act or failure to act on the Eligible Officer’s part shall be considered “willful” unless done or omitted to be done by the Eligible Officer not in good faith and without a reasonable belief that the Eligible Officer’s action or omission was in the best interest of the Company, or (c) failure to perform the Eligible Officer’s duties in a reasonably satisfactory manner after the receipt of a notice from the Company detailing such failure if the failure is incapable of cure, and if the failure is capable of cure, upon the failure by the Eligible Officer to cure within 30 days of such notice. (iv) “Change in Control” means a “Change in Control” as defined in the Company’s 2023 Equity Incentive Plan, as maybe amended from time to time, and in any successor plan. (v) “Change in Control Termination” means, within 90 days preceding or 21 months following a Change in Control, any termination of the Eligible Officer’s employment with the Company (or its successor) (a) by the Company (or its successor) for any reason other than Cause, Disability or the Eligible Officer’s death, or (b) by the Eligible Officer for Good Reason. (vi) “Committee” means the Human Resources and Compensation Committee of the SAIC Board of Directors. (vii) “Disability” means the status of disability determined conclusively by the Company based upon certification of disability by the Social Security Administration or upon such other proof as the Company may reasonably require. (viii) “Good Reason” means the occurrence of any of the events or conditions described below, without the Eligible Officer’s prior written consent: (A) (i) any material adverse change in the Eligible Officer’s authority, duties or responsibilities (including reporting responsibilities), or (ii) in the case of an Eligible Officer who immediately prior to a Change in Control is an executive officer, the failure of such Eligible Officer following such Change in Control to continue to serve as an executive, in each case except in connection with the termination of the Eligible Officer’s employment for Cause, Disability, as a result of the Eligible Officer’s death, or by the Eligible Officer other than for Good Reason; (B) a material reduction in Eligible Officer’s base salary or target bonus or any failure to pay the Eligible Officer any compensation to which the Eligible Officer is entitled within 15 days after the date when due; (C) the imposition of a requirement that the Eligible Officer be based (i) at any place outside a 50-mile radius from the Eligible Officer’s principal place of employment immediately prior to such change, or (ii) at any location other than the Company’s corporate headquarters or, if applicable, the headquarters of the business unit in which the Eligible Officer is employed, except, in each case, for reasonably required travel on Company business which is not materially greater in frequency or duration than prior to such change. Notwithstanding anything to the contrary herein, no termination will be deemed to be for Good Reason hereunder unless (i) the Eligible Officer provides written notice to the Company identifying the applicable event or condition within 90 days of the occurrence of the event or

3 the initial existence of the condition, and (ii) the Company fails to remedy the event or condition within a period of 30 days following such notice. In the event the Company fails to remedy the event or condition, the Eligible Officer will terminate employment within 30 days following the cure period. (ix) “Non-Change in Control Termination” means any termination (other than a Change in Control Termination or a Retirement) of the Eligible Officer’s employment with the Company (or its successor) by the Company (or its successor) for any reason other than Cause, Disability or the Eligible Officer’s death (x) “Retirement” or “Retire” means an Eligible Officer has satisfied the following conditions i) the sum of the Eligible Officer’s age and years of service with the Company is equal to or exceeds 70; (ii) the Eligible Officer has reached a minimum age of 59½; (iii) the Eligible Officer has provided the Company with at least six months advanced written notice with their intent to terminate employment with the Company; and (iv) the Eligible Officer agrees to execute a separation agreement containing confidentiality, non-competition, and non-solicitation restrictive covenants. (xi) “Section 16 Officer” means an employee of the Company or its subsidiaries who is designated by the Committee to be an “executive officer” within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended. (xii) “Severance Months” shall mean: (a) in the case of a Non-Change in Control Termination (i) 24 months for the CEO (ii) 18 months for all Section 16 Officers (other than the CEO) and (iii) 12 months for all other Eligible Officers, and (b) in the case of a Change in Control Termination (i) 30 months for the CEO (ii) 24 months for all Section 16 Officers (other than the CEO) and (iii) 15 months for all other Eligible Officers. Section 4. Eligibility For Severance Benefits Under The Policy. (a) In order to be eligible to receive any benefits under Sections 5, 6 or 7 of this Policy, the Eligible Officer must, within 21 days (or such longer period as may be specified by the Company) following the Termination Date, execute a general waiver and release, and a two year non-compete agreement as required by the Policy or if requested, in a form acceptable to the Company and the general waiver and release, and the non-compete agreement, must become effective and irrevocable in accordance with its terms. (b) An Eligible Officer will not receive benefits under this Policy if an Eligible Officer’s employment with the Company terminates for any reason not specified in Sections 5, 6 or 7. (c) All benefits that an Eligible Officer may be entitled to under this Policy will terminate immediately if the Eligible Officer violates any proprietary information, confidentiality, non-compete obligation or other term of this Policy. Additionally, the Company’s obligation to make any payments or provide any benefits shall terminate immediately and the Eligible Officer will repay to the Company any money previously paid pursuant to this Policy, and will pay for all costs incurred by the Company, including reasonable attorneys’ fees, in enforcing the terms of this Policy or any agreement entered into pursuant to this Policy. (d) Any benefits under Sections 5, 6 or 7 shall be in addition to the payment of any accrued and unpaid wages due to the Eligible Officer in accordance with applicable law or vested benefits under other Company plans or policies in accordance with the terms thereof.

4 Section 5. Non-Change in Control Severance Benefits. In the event that an Eligible Officer incurs a Separation from Service by reason of a Non-Change in Control Termination, in exchange for a general waiver and release, and a two year non-compete agreement, the Eligible Officer shall be entitled to, in lieu of any other severance compensation and benefits, the following payments and benefits (subject to the terms and conditions of this Policy): (i) A cash payment equal to the number of Severance Months converted to years (e.g., 18 months becomes 1.50 years) multiplied by the sum of the Base Salary Amount and the Bonus Amount, paid in a lump sum by the 60th day following the Termination Date. (ii) A cash payment equal to the number of Severance Months times the monthly COBRA premium for group medical coverage for the Eligible Officer and their eligible dependents, less applicable taxes, paid in a lump sum by the 60th day following the Termination Date. An Eligible Officer must be enrolled in SAIC’s active medical plan in the year of termination in order to be eligible for any cash payment relating to COBRA premiums. (iii) All outstanding equity awards (e.g., RSUs, PSUs, etc.) held by the Eligible Officer on the Termination Date shall remain outstanding and shall vest on each regularly scheduled vesting date following the Termination Date as if the Eligible Officer had remained continuously employed though each such vesting date, but the number of shares under each such equity award that vests shall be determined on a pro-rata basis.. The pro-rata portion shall be determined on each vesting date with respect to each such equity award based on the product obtained by multiplying: (a) the number of shares subject to the award that were unvested as of the Termination Date and are scheduled to vest on that vesting date by (b) a fraction, the numerator of which is the number of whole months the Eligible Officer was continuously employed during the applicable RSU vesting or PSU performance period prior to the Termination Date and the denominator of which is the total number of whole months in such RSU vesting or PSU performance period. For purposes of this section, any equity awards for which the number of shares that will vest and be settled is based on performance criteria, the number of shares that are “scheduled to vest” shall mean the actual number of shares that the Committee determines are achieved based on the applicable performance criteria and “vesting date” shall mean the settlement date of the award pursuant to the terms thereof. (iv) The Company shall offer the Eligible Officer outplacement services suitable to the Eligible Officer’s position for a period of 12 months and up to a maximum of $25,000; such payments are exempt from Code section 409A under Treas. Reg §1.409A-1(b)(9)(v)(A). The Company shall have no obligation to provide any cash payment or reimbursement in lieu of outplacement services, whether in whole or in part. Section 6. Change in Control Severance Benefits. In the event that an Eligible Officer incurs a Separation from Service by reason of a Change in Control Termination, the Eligible Officer shall be entitled to the following payments and benefits (subject to the terms and conditions of this Policy): (i) A cash payment equal to the number of Severance Months converted to years (e.g., 18 months becomes 1.50 years) multiplied by the sum of the Base Salary Amount and the Bonus

5 Amount, paid in a lump sum by the (a) 60th day following the Termination Date if the Termination Date occurs after the Change in Control or (b) if the Termination Date occurs within 90 days preceding the Change in Control, within 60 days following the Change in Control (such applicable date, the “CIC Payment Deadline”). (ii) A cash payment equal to the number of Severance Months times the monthly COBRA premium for group medical coverage for the Eligible Officer and their eligible dependents, less applicable taxes, paid in a lump sum by the CIC Payment Deadline. An Eligible Officer must be enrolled in SAIC’s (or successor company’s) active medical plan in the year of termination in order to be eligible for any cash payment relating to COBRA premiums. (iii) Previously granted equity awards (e.g., RSUs, PSUs, etc.) will be treated in accordance with the Change in Control definition and other provisions of the equity plan under which each award was granted and the applicable award agreement governing such award. (iv) A cash payment equal to a pro-rata portion of the Eligible Officer’s annual bonus opportunity for the bonus cycle in which the Eligible Officer’s Termination Date occurs, to be paid at the Eligible Officer’s annual target bonus opportunity and in a lump sum by the CIC Payment Deadline. (v) Outplacement services suitable to the Eligible Officer’s position for a period of 12 months and up to a maximum of $25,000; such payments are exempt from Code section 409A under Treas. Reg §1.409A-1(b)(9)(v)(A). The Company shall have no obligation to provide any cash payment or reimbursement in lieu of outplacement services, whether in whole or in part. Section 7. Retirement Benefits. In the event that an Eligible Officer satisfies the criteria for Retirement and meets all related conditions set forth in the definition, the Eligible Officer shall be entitled to the following payments and benefits (subject to the terms and conditions of this Policy): (i) A cash payment equal to the number of Severance Months times the monthly COBRA premium for group medical coverage for the Eligible Officer and their eligible dependents, less applicable taxes, paid in a lump sum by the 60th day following the Termination Date. An Eligible Officer must be enrolled in SAIC’s active medical plan in the year of retirement in order to be eligible for any cash payment relating to COBRA premiums. (ii) All outstanding equity awards (e.g., RSUs, PSUs, etc.) held by the Eligible Officer on the Termination Date shall remain outstanding and shall vest on each regularly scheduled vesting date following the Termination Date as if the Eligible Officer had remained continuously employed though each such vesting date, but the number of shares under each such equity award that vests shall be determined on a pro-rata basis. The pro-rata portion shall be determined on each vesting date with respect to each such equity award based on the product obtained by multiplying: (a) the number of shares subject to the award that were unvested as of the Termination Date and are scheduled to vest on that vesting date by (b) a fraction, the numerator of which is the number of whole months the Eligible Officer was continuously employed during the applicable RSU vesting or PSU performance period prior to the Termination Date and the denominator of which is the total number of whole months in such RSU vesting or PSU performance period. For purposes of this

6 section, any equity awards for which the number of shares that will vest and be settled is based on performance criteria, the number of shares that are “scheduled to vest” shall mean the actual number of shares that the Committee determines are achieved based on the applicable performance criteria and “vesting date” shall mean the settlement date of the award pursuant to the terms thereof. (iii) A cash payment equal to a pro-rata portion of the Eligible Officer’s annual bonus opportunity for the bonus cycle in which the Eligible Officer’s Termination Date occurs, to be paid per the Company’s usual payment schedule and at the percentage payable per the Company’s fiscal year annual bonus financial and individual leadership performance scores as approved by the Committee. Section 8. Tax Provisions. (a) Withholding Taxes. The Company may withhold from any amounts payable under this Policy such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. (b) Section 409A. (i) This Policy and the payments and benefits hereunder are intended to qualify for the short-term deferral exception to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all regulations, rulings and other guidance issued thereunder, all as amended and in effect from time to time (“Section 409A”), described in Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent possible, and to the extent they do not so qualify, they are intended to qualify for the involuntary separation pay plan exception to Section 409A described in Treasury Regulation Section 1.409A-1(b)(9)(iii) to the maximum extent possible. (ii) To the extent Section 409A is applicable to this Policy, this Policy is intended to comply with Section 409A. Without limiting the generality of the foregoing, if on the date of termination of employment the Eligible Officer is a “specified employee” within the meaning of Section 409A as determined in accordance with the Company’s procedures for making such determination, to the extent required in order to comply with Section 409A, amounts that would otherwise be payable under this Policy during the six-month period immediately following the Termination Date shall instead be paid on the first business day after the date that is six months following the Termination Date. (iii) If a payment hereunder that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year. (iv) All references herein to “Termination Date,” “Separation from Service” or “Termination of Employment” shall mean separation from service as an employee within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h). (v) The Company makes no representation or warranty and shall have no liability to the Eligible Officer or any other person if any provisions of this Policy are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. (vi) Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Policy is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement,

7 or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which such Eligible Officer incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit. (c) Section 280G Contingent Cutback. In the event that the severance and other benefits provided for in this Policy or otherwise payable to an Eligible Officer (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended and (ii) but for this provision, would be subject to the excise tax imposed by Section 4999 of the Code, then such severance and other benefits shall be payable either (i) in full or (ii) as to such lesser amount that would result in no portion of such severance and other benefits being subject to the excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by such Eligible Officer on an after-tax basis, of the greatest amount of severance benefits under this Policy or otherwise, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. To the extent any of such severance benefits are “deferred compensation” within the meaning of Section 409A of the Code, any reduction shall be made in the following manner: first a pro rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (x) equity-based compensation subject to Section 409A of the Code as deferred compensation and (y) equity-based compensation not subject to Section 409A of the Code; provided that reduction in either cash payments or equity compensation benefits shall be made pro rata between and among benefits that are subject to Section 409A of the Code and benefits that are exempt from Section 409A of the Code. Any determination required under this provision shall be made in writing by the Company’s independent public accountants or other advisor selected by the Company (the “Accountants”), whose determination shall be conclusive and binding upon such Eligible Officer and the Company for all purposes. For purposes of making the calculations required by this provision, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and such Eligible Officer shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this provision. The Company shall bear all costs paid to the Accountants in connection with any calculations contemplated by this provision. Section 9. Miscellaneous. (a) Entire Agreement; No Duplication of Benefits. Any amounts payable hereunder shall be reduced by any notice under, or payments in lieu of notice under, the WARN Act (or similar state law). Any amounts payable under this Policy shall not be duplicative of any other severance benefits, and to the extent an Eligible Officer has executed an individually negotiated agreement with the Company relating to severance benefits that is in effect on his or her Termination Date, no amounts will be due hereunder unless such Eligible Officer acknowledges and agrees that the severance benefits, if any, provided under this Policy are in lieu of and not in addition to any severance benefits provided under the terms of such individually negotiated agreement. For the avoidance of doubt, nothing herein shall modify, terminate, supersede or replace any provisions under the Company’s equity incentive plan and individual award agreements thereunder, except for those provisions relating to continued vesting or minimum holding periods.

8 (b) No Implied Employment Contract. This Policy is not an employment contract. Nothing in this Policy or any other instrument executed pursuant to this Policy shall confer upon an Eligible Officer any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate an Eligible Officer’s employment at any time for any reason. The Company and the Eligible Officer acknowledge that the Eligible Officer’s employment is and shall continue to be “at-will,” as defined under applicable law, except to the extent otherwise expressly provided in a written agreement between the Eligible Officer and the Company. (c) Exclusive Discretion. The Committee will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Policy and to construe and interpret the Policy and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Policy, including, but not limited to, the eligibility to participate in the Policy and the amount of benefits paid under the Policy, and its rules, interpretations, computations and any other actions will be binding and conclusive on all persons. (d) CEO Authority and Discretion. With respect to a Non-Change in Control Termination or a Retirement of any Eligible Officer other than the CEO, the CEO may exercise discretion to deny any or all compensation payments or benefits under this Policy in the event (i) the Eligible Officer fails to comply with or agree to the terms of this Policy, (ii) the Eligible Officer fails to agree to reasonable requests made by the Company (e.g., the Company setting the Eligible Officer’s Termination Date), or (iii) the CEO determines that compensation payments or benefits under this Policy are not warranted based on the length or character of the Eligible Officer’s employment with the Company. The Committee will have authority and exclusive discretion regarding the application of this Policy to the CEO. (c) Notice. Notices and all other communications contemplated by this Policy shall be in writing and shall be deemed to have been duly given when personally delivered upon acknowledgement of receipt, when sent by email or other electronic transmission, or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Eligible Officer, mailed notices shall be addressed to them at their home address or email address shown on the Company’s corporate records, unless a different address is communicated to the Company in writing. In the case of the Company, mailed notices or notices sent via email shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of the General Counsel. (d) No Waiver. The failure of a party to insist upon strict adherence to any term of this Policy on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Policy. (e) Severability. In the event that any one or more of the provisions of this Policy shall be or become invalid, illegal or unenforceable in any respect or to any degree, the validity, legality and enforceability of the remaining provisions of this Policy shall not be affected thereby. The parties intend to give the terms of this Policy the fullest force and effect so that if any provision shall be found to be invalid or unenforceable, the court reaching such conclusion may modify or interpret such provision in a manner that shall carry out the parties’ intent and shall be valid and enforceable. (f) Successors. The Company shall have the right to assign its rights and obligations under this Policy to an entity that, directly or indirectly, acquires all or substantially all of the assets of the Company. The rights and obligations of the Company under this Policy shall inure to the benefit and shall be binding upon the successors and assigns of the Company. An Eligible Officer shall not have any right to assign their obligations under this Policy and shall only be entitled to assign their rights under this Policy upon their death, solely to the extent permitted by this Policy, or as otherwise agreed to by the Company.

9 (g) Creditor Status of Eligible Officers. In the event that any Eligible Officer acquires a right to receive payments from the Company under this Policy, such right shall be no greater than the right of any unsecured general creditor of the Company. (h) Governing Law. This Policy is intended to be governed by and will be construed in accordance with the laws of the Commonwealth of Virginia. (i) Supremacy Clause. To the extent that the defined terms and conditions in this Policy conflict with the award agreement, the definitions set forth in here shall prevail.